EXHIBIT 99
                                                                      ----------

                      CERTIFICATION PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

     The undersigned, Isaac Nussen and George Weisz, hereby jointly certify as follows:

a. They are the Chief Executive Officer and the Chief Financial Officer, respectively, of Intrac, Inc. (the "Company");

b. To the best of their knowledge, the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2002 (the "Report") complies in all material respects with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

c. To the best of their knowledge, based upon a review of the Report, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period certified.


                                By:  /s/ Isaac Nussen
                                     ----------------
                                Isaac Nussen
                                President and Chief Executive Officer

                                Date:  August  12,  2002

                                By:  /s/ George Weisz
                                     ----------------
                                George Weisz
                                Chief Financial Officer

                                Date:  August  12,  2002



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